Exhibit 3.3


       CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF

                                 ESPO'S INC.

              under Section 805 of the Business Corporation Law


 IT IS HEREBY CERTIFIED THAT:

      (1)  The name of the corporation is ESPO'S INC.

      (2) The certificate of Incorporation was filed by the Department of State on 29th day of November 1990.

      (3) The Certificate of Incorporation be and the same hereby is amended as follows:

                (a) To change and increase the capitalization of this corporation from the presently authorized Five Million (5,000,000) shares each with a par value of One ($0.01) Cent to Twenty-Five Million (25,000,000) shares each with a par value of One ($0.01) Cent.

      (4) The corporation presently is authorized to issue Five Million (5,000,000) shares each with a par value of one ($0.01) Cent,
           Eighty-Hundred-Thousand-One-Hundred (800,100) shares of which have been issued. Such shares shall be changed into Two-Mil1ion-Two-Hundred-Fifty (2,000,250) of the newly authorized One ($0.01) Cent par value shares, at the rate of 1 for 2.5. The presently authorized but unissued Four-Million-One-Hundred-Ninety-Nine-Thousand-Nine-Hundred (4,199,900) shares each with a par value of One ($0.01) Cent shall be changed into Twenty-Two-Million-Nine-Hundred-Ninety-Nine-Thousand-Seven-Hundred-Fifty (22,999,750) of the newly authorized one ($0.01) Cent par value shares, at the rate of 1 for 5.4762614.


      Paragraph FOURTH of the certificate of Incorporation which sets forth the capitalization of this corporation shall read as follows:

      FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is Twenty-Five Million (25,000,00), each with a par value of One ($0.01) Cent.

      (5) The amendment to the certificate of incorporation was authorized first, by unanimous written consent of all the directors, and then by unanimous written consent of the holders of all the outstanding shares entitled to vote thereon.

      IN WITNESS WHEREOF, this certificate has been subscribed to this __ day of August 1998 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


                                    /s/
                                    --------------------
                                    JEFFREY R. EXPOSITO,
                                    Sole Shareholder



                           [ FILING RECEIPT APPEARS HERE ]